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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of The United Illuminating Company on Amendment No. 1 to the Form S-3 (File No. 33-55461) of our report dated January 24, 1994, on our audits of the consolidated financial statements and financial statement schedules of The United Illuminating Company as of December 31, 1993, 1992 and 1991, and for the three years then ended which report is included in the Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.

Hartford, Connecticut
October __, 1994